UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Virtusa Corporation
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July 28, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Virtusa Corporation to be held at 9:00 a.m., local time, on Thursday, September 25, 2008 at the offices of Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581.

At this annual meeting, you will be asked to (i) elect one (1) class I director, as nominated by our board of directors, for a three-year term, (ii) ratify the appointment of our independent registered public accountants, and (iii) ratify our 2007 stock option and incentive plan. The board of directors unanimously recommends that you vote FOR election of the director nominee, FOR ratification of appointment of our independent registered public accountants and FOR the ratification of our 2007 stock option and incentive plan.

Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.

Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,

Kris Canekeratne
Chairman and Chief Executive Officer

Virtusa Corporation
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, September 25, 2008

To the Stockholders of Virtusa Corporation:

The annual meeting of stockholders of Virtusa Corporation, a Delaware corporation (the “Company”), will be held on Thursday, September 25, 2008, at 9:00 a.m., local time, at Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581, for the following purposes:

1. To elect one (1) class I director, as nominated by our board of directors, to our board to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2. To ratify the appointment of the accounting firm of KPMG LLP as the Company’s independent registered public accountants for the current fiscal year;

3. To ratify the Company’s 2007 Stock Option and Incentive Plan; and

4. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Proposal 1 relates solely to the election of one (1) class I director nominated by the Company and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on August 18, 2008, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting in person, you may vote in person even if you have previously returned your proxy card.

By Order of the Board of Directors,

Thomas R. Holler
Executive Vice President of Finance,
Chief Financial Officer,
Treasurer and Secretary

Westborough, Massachusetts
July 28, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

VIRTUSA CORPORATION
2000 West Park Drive
Westborough, Massachusetts 01581

PROXY STATEMENT
For the annual meeting of stockholders
To Be Held on Thursday, September 25, 2008

July 28, 2008

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Virtusa Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on Thursday, September 25, 2008, at 9:00 a.m., local time, at the offices of Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended March 31, 2008, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about August 5, 2008.

The purposes of the annual meeting are to elect one class I director, as nominated by our board of directors, for a three-year term, to ratify the appointment of the Company’s independent registered public accountants and to ratify the 2007 Stock Option and Incentive Plan (the “2007 Option Plan”). Only stockholders of record at the close of business on August 18, 2008 will be entitled to receive notice of and to vote at the annual meeting. As of June 30, 2008, 23,452,663 shares of common stock, $.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of one class I director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the annual meeting shall be elected as a director. For Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the current fiscal year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. For Proposal 3, the ratification of the 2007 Option Plan, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorney-in-fact in the proxies, Thomas R. Holler, Executive Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company, and Paul D. Tutun, Vice President, General Counsel and Assistant Secretary, were selected by the board of directors. All properly executed proxies returned in time to be counted at the annual meeting will be voted by such person at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominee, FOR ratification of the appointment of our independent registered public accountants and FOR ratification of the 2007 Option Plan.

Aside from the election of a director, the ratification of the appointment of the independent registered public accountants and the ratification of the 2007 Option Plan, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorney-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2008: (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee; (iii) by each named executive officer; and (iv) by all directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581.

	Number of Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(2)

Five percent stockholders:
Sigma Partners(3)	4,525,570	19.67%
1600 Camino Real, Suite 280 Menlo Park, CA 94025
Charles River Ventures(4)	2,577,611	11.20%
1000 Winter Street, Suite 3300 Waltham, MA 02451
Executive officers and directors:
Kris A. Canekeratne(5)	2,568,483	11.16%
Danford F. Smith(6)	698,882	2.95%
Thomas R. Holler(7)	174,667	*
Roger Keith Modder(8)	181,645	*
T.N. Hari(9)	35,143	*
Robert E. Davoli(10)	4,626462	20.11%
Andrew P. Goldfarb(11)	255, 900	1.11%
Izhar Armony(12)	2,593,585	11.26%
Ronald T. Maheu(13)	82,873	*
Martin Trust(14)	574,183	2.49%
Rowland T. Moriarty(15)	315,412	1.37%
All executive officers, directors and nominees as a group (16) (11 persons)	12,107,235	50.09%

*	Represents less than 1% of the outstanding common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of common stock deemed outstanding for a person or group includes shares issuable pursuant to options held by such person or group that are currently exercisable or may be exercised within 60 days of March 31, 2008.

(2)	Applicable percentage of beneficial ownership for a person as of March 31, 2008 is based upon 23,008,411 shares issued and outstanding at March 31, 2008, and those shares issuable pursuant to options held by such person or group that are currently exercisable or may be exercised within 60 days of March 31, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(3)	Consists of 3,533,396 shares held by Sigma Partners V, L.P., 784,800 shares held by Sigma Associates V, L.P. and 207,374 shares held by Sigma Investors V, L.P. Mr. Davoli is a managing director and the general partner of Sigma Partners V, L.P., Sigma Associates V, L.P. and Sigma Investors V, L.P. and may be deemed to share voting and investment power with respect to all shares held by those entities. Mr. Davoli disclaims beneficial ownership of the shares held by each of the funds managed by Sigma Partners except to the extent of his pecuniary interest therein, if any.

(4)	Consists of 2,501,152 shares held by Charles River Partnership XI, L.P., 63,174 shares held by Charles River Friends XI-A, L.P. and 13,285 shares held by Charles River Friends XI-B, L.P. Mr. Armony is a general partner or managing member, as applicable, of the general partner of each of Charles River Partnership XI, L.P., Charles River Friends XI-A, L.P. and Charles River Friends XI-B, L.P. and may be deemed to share voting and investment power with respect to all shares held by those entities. Mr. Armony disclaims beneficial ownership of the shares held by each of the entities managed by its respective general partnership of which Mr. Armony is the general partner or managing member, except to the extent of his pecuniary interest therein, if any.

(5)	Consists of 1,476,221 shares owned by Mr. Canekeratne, 970,298 shares owned by Tushara Canekeratne, the spouse of Mr. Canekeratne and former executive officer of the Company, 60,982 shares held by the Kris Canekeratne Irrevocable Trust and 60,982 shares held by the Tushara Canekeratne Irrevocable Trust.

(6)	Includes 698,882 shares issuable to Mr. Smith upon the exercise of stock options exercisable within 60 days of March 31, 2008.

(7)	Includes 58,827 shares issuable to Mr. Holler upon the exercise of stock options exercisable within 60 days of March 31, 2008.

(8)	Includes 181,645 shares issuable to Mr. Modder upon the exercise of stock options exercisable within 60 days of March 31, 2008.

(9)	Includes 35,143 shares issuable to Mr. Hari upon the exercise of stock options exercisable within 60 days of March 31, 2008.

(10)	Consists of 3,533,396 shares held by Sigma Partners V, L.P., 784,800 shares held by Sigma Associates V, L.P., 207,374 shares held by Sigma Investors V, L.P. and 100,892 shares held directly by Mr. Davoli. Mr. Davoli is a managing director and the general partner of Sigma Partners V, L.P., Sigma Associates V, L.P. and Sigma Investors V, L.P. and may be deemed to share voting and investment power with respect to all shares held by those entities. Mr. Davoli disclaims beneficial ownership of the shares held by each of the funds managed by Sigma Partners except to the extent of his pecuniary interest therein, if any.

(11)	Consists of 31,493 shares held directly by Mr. Goldfarb, 14,318 shares beneficially owned by the Goldfarb Group, LLC, a limited liability company in which Mr. Goldfarb is a member and an investor, 194,629 shares held by JAFCO USIT Fund III, L.P., and 15,010 shares held by JAV Management Associates III, L.L.C., the general partner of the JAFCO USIT Fund III, L.P. Mr. Goldfarb is executive managing partner of Globespan Capital Management, LLC and a managing member of JAV Management Associates III, L.L.C., the general partner of JAFCO USIT Fund III, L.P. and may be deemed to share voting and investment power with respect to such shares and shares held by JAV Management Associates

III, L.L.C. Mr. Goldfarb disclaims beneficial ownership of the shares held by each of the funds managed by Globespan and held by The Goldfarb Group, except to the extent of his pecuniary interest therein, if any. The address for Mr. Goldfarb is c/o Globespan Capital Partners, One Boston Place, Suite 2810, Boston, Massachusetts 02108.

(12)	Consists of 2,501,153 shares held by Charles River Partnership XI, L.P., 63,173 shares held by Charles River Friends XI-A, L.P., 13,285 shares held by Charles River Friends XI-B, L.P and 15,974 shares issuable to Mr. Armony upon exercise of stock options held by Mr. Armony exercisable within 60 days of March 31, 2008. Mr. Armony is a general partner or managing member, as applicable, of the general partner of each of Charles River Partnership XI, L.P., Charles River Friends XI-A, L.P. and Charles River Friends XI-B, L.P. and may be deemed to share voting and investment power with respect to all shares held by those entities. Mr. Armony disclaims beneficial ownership of the shares held by each of the entities managed by its respective general partnership of which Mr. Armony is the general partner or managing member, except to the extent of his pecuniary interest therein, if any. Pursuant to the terms of the Charles River Partnership XI, L.P. agreement, Mr. Armony is obligated to transfer the stock options held by him, or the underlying shares or proceeds from the exercise and sale thereof, to charity.

(13)	Consists of 23,748 shares of our common stock held by TNR Partnership, a limited partnership, of which Mr. Maheu’s spouse is the general partner and 59,125 shares issuable to Mr. Maheu upon the exercise of stock options exercisable within 60 days of March 31, 2008. Mr. Maheu disclaims beneficial ownership of the shares held by TNR Partnership, except to the extent of his pecuniary interest therein, if any.

(14)	Consists of 503,850 shares of our common stock held by the Martin Trust 2006 GRAT, a trust, and 70,333 shares issuable to Mr. Trust upon the exercise of stock options exercisable within 60 days of March 31, 2008. Mr. Trust disclaims beneficial ownership of the shares held by the Martin Trust 2006 GRAT except to the extent of his pecuniary interest therein, if any.

(15)	Consists of 263,897 shares held directly by Mr. Moriarty, 10,000 shares purchased by Rubex LLC, a limited liability company of which Mr. Moriarty is chief investment officer and a managing member and 41,515 shares issuable to Mr. Moriarty upon the exercise of stock options exercisable within 60 days of March 31, 2008. Mr. Moriarty disclaims any beneficial ownership of the shares held by Rubex LLC, except to the extent of his pecuniary interest, if any.

(16)	Includes an aggregate of 1,156,474 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2008 held by eleven (11) executive officers and directors.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of eight members. Our seventh amended and restated certificate of incorporation divides the board of directors into three classes. One class is elected each year for a term of three years. The directors are elected by a plurality of votes cast by stockholders. Mr. Davoli and Mr. Goldfarb are class I directors whose terms expire at this annual meeting. The board of directors is also composed of (i) three class II directors (Izhar Armony, Rowland Moriarty and Martin Trust), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009 and (ii) three class III directors (Kris Canekeratne, Ronald T. Maheu and Danford F. Smith) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2010. Mr. Canekeratne is our chief executive officer and the chairman of the board.

Pursuant to our seventh amended and restated certificate of incorporation and our amended and restated by-laws, our board of directors has the authority to increase or decrease the number of directors and fill or eliminate any vacancies on the board of directors. Mr. Goldfarb has notified the Company of his intention not to stand for re-election to our board of directors. In connection with Mr. Goldfarb’s departure, the board of directors has decreased the number of directors constituting our board from eight members to seven, effective as of the annual meeting. Mr. Goldfarb’s departure did not result from any disagreement with the Company on any matter relating to our operations, policies or practices.

The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Robert E. Davoli and recommended that he be elected to the board of directors as a class I director, to hold office until the annual meeting of stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The board of directors knows of no reason why Mr. Davoli would be unable or unwilling to serve, but if he should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of Mr. Davoli. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below.

For Proposal 1, the election of one class I director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the annual meeting shall be elected as a director.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.

The following table sets forth the nominee to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by such nominee and director, the year such nominee’s or director’s current term will expire and such nominee’s and director’s current class:

		Year
Nominee’s or Director’s Name and		Current Term	Current Class
Year First Became a Director	Position(s) with the Company	Will Expire	of Director

Nominee for Class I Director:
Robert E. Davoli	Director	2008	I
2000
Continuing Directors:
Izhar Armony	Director	2009	II
2004
Rowland T. Moriarty	Director	2009	II
2006
Martin Trust	Director	2009	II
2004
Kris Canekeratne	Chief Executive Officer	2010	III
1996	Chairman of the Board and Director
Ronald T. Maheu	Director	2010	III
2004
Danford F. Smith	President, Chief Operating	2010	III
2004	Officer and Director

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the executive officers, director nominees to be elected at the annual meeting, and the directors of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the annual meeting.

Name	Age	Position

Kris Canekeratne	42	Chairman and Chief Executive Officer and Class III Director
Danford F. Smith	47	President and Chief Operating Officer and Class III Director
Thomas R. Holler	45	Executive Vice President of Finance and Chief Financial Officer, Treasurer and Secretary
Roger Keith Modder	44	Executive Vice President and Managing Director — Asian Operations
T.N. Hari	43	Senior Vice President and Global Head of Human Resources
Robert E. Davoli(1)	60	Class I Director
Andrew P. Goldfarb(*)	40	Class I Director
Izhar Armony(2)	44	Class II Director
Martin Trust(1)(3)	73	Class II Director
Rowland T. Moriarty(2)(3)	61	Class II Director
Ronald T. Maheu(2)(3)	66	Class III Director

(1)	Member of the compensation committee.

(2)	Member of the nominating and corporate governance committee

(3)	Member of the audit committee

*	Mr. Goldfarb has notified the Company of his intention not to stand for re-election to our board of directors.

Kris A. Canekeratne, one of our co-founders, has served as chairman of our board of directors from our inception and chief executive officer from 1996 to 1997 and from 2000 to the present. In 1997, Mr. Canekeratne co-founded eDocs, Inc., a provider of electronic account management and customer care, later acquired by Oracle Corporation. In 1989, Mr. Canekeratne was one of the founding team members of INSCI Corporation, a supplier of digital document repositories and integrated output management products and services and served as its senior vice president from 1992 to 1996. Mr. Canekeratne obtained his B.S. in Computer Science from Syracuse University.

Danford F. Smith has served as our president and chief operating officer and a member of our board of directors since joining us in September 2004. Prior to joining us, Mr. Smith worked for Cognizant Technology Solutions Corporation, a consulting services company, where he held roles of increasing responsibility since 1998, most recently as general manager from 2002 to 2004. Mr. Smith was a partner at CSC Consulting from 1990 to 1998. Mr. Smith earned his B.A. in Political Science from Williams College and his M.B.A. from Rutgers University.

Thomas R. Holler serves as our executive vice president of finance, chief financial officer, treasurer and secretary, and has been responsible for our finance, legal and administration functions since joining us in 2001. Before joining us, from 1996 to 2001, Mr. Holler was chief financial officer and vice president of finance at Cerulean Technology, Inc., a global supplier of wireless mobile applications and services, which was later acquired by Aether Systems Inc. Mr. Holler earned his B.S. in Business Administration from Wayne State University and his M.B.A. from Northeastern University.

Roger Keith Modder joined us in 2001 and serves as our executive vice president and managing director, Asian operations. Mr. Modder also was a member of our board of directors from April 2004 to October 2004.

Prior to joining us, Mr. Modder worked for the John Keells Group where he held managing director positions for two IT solutions companies in the John Keells Group. Mr. Modder is a member of the board of directors of the Lanka Software Foundation and has been a member of the ICT Advisory Committee of the Sri Lanka Export Development Board.

Hari Thokalahalli Narasimha (T.N. Hari) joined us in March 2006 and serves as our senior vice president and global head of human resources since March 2006. Prior to joining us, from October 2002 to March 2006, Mr. Hari held various positions at IBM-Daksh, a BPO company in India, including the position vice president strategic human resources from April 2005 to March 2006. Prior to IBM-Daksh, from 1988 to September 2002, Mr. Hari held various positions at Tata Steel, including as head of human resources (new initiatives) from 2000 to September 2002. Mr. Hari has a Bachelor’s Degree in Mechanical Engineering from the Indian Institute of Technology, Chennai, India and a Post Graduate Diploma in Management from the Indian Institute of Management, Kolkata, India.

Robert E. Davoli has served as a member of our board of directors since 2000. Mr. Davoli has been managing director of Sigma Partners, a venture capital investment firm, since November 1995. From February 1993 to September 1994, Mr. Davoli was president and chief executive officer of Epoch Systems, Inc., a vendor of client-server data management software products. From 1990 to 1992, Mr. Davoli served as an executive officer of Sybase, Inc. (which acquired SQL Solutions). In 1985, Mr. Davoli founded SQL Solutions, a purveyor of services and tools for the relational database market where he was president and chief executive officer from 1985 to 1990. Mr. Davoli holds a B.A. in History from Ricker College and studied Computer Science at Northeastern University for two years.

Izhar Armony has served as a member of our board of directors since April 2004. Mr. Armony has been a partner at Charles River Ventures, a venture capital investment firm, since 1997. Mr. Armony is also a member of the Advisory Board of the Invention Science Fund. Prior to joining Charles River Ventures, Mr. Armony was with Onyx Interactive, an interactive training company based in Tel Aviv where he served as vice president of marketing and business development. Mr. Armony also served as an officer in the Israeli Army. Mr. Armony received an M.B.A. from the Wharton School of Business and an M.A. in Cognitive Psychology from the University of Tel Aviv in Israel.

Ronald T. Maheu has served as a member of our board of directors since April 2004. Mr. Maheu retired in July 2002 from PricewaterhouseCoopers LLP. Mr. Maheu was a senior partner at PricewaterhouseCoopers LLP from 1998 to July 2002. Mr. Maheu was a founding member of Coopers & Lybrand’s board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the United States and global boards of partners and principals of PricewaterhouseCoopers until 2001. Mr. Maheu currently serves as a member of the board of directors of Wright Express Corporation and CRA International, Inc.

Martin Trust has served as a member of our board of directors since October 2004. Mr. Trust is chief executive officer of Samtex (USA), Inc., a holding company engaged in the production of apparel and textile products, a position he has held since October 2003. Mr. Trust was senior advisor to Limited Brands, a retailer of apparel and personal care products, from 2001 to October 2003. Prior to that, Mr. Trust served as president and chief executive officer of Mast Industries, Inc., a contract manufacturer, importer and wholesaler of women’s apparel and wholly-owned subsidiary of Limited Brands, from 1970 to 2001. Mr. Trust has served in the capacity of cleared advisor to the United States Department of Commerce with regard to textile trade issues. Mr. Trust has been a member of the board of directors of Staples, Inc. since 1987 and currently serves as chairman of its compensation committee of its board of directors.

Rowland T. Moriarty has served as a member of our board of directors since July 2006. Mr. Moriarty is currently chairman of the board of directors of CRA International, Inc., a worldwide economic and business consulting firm. Mr. Moriarty also serves as a member of the board of directors of Wright Express Corporation and Staples, Inc. Mr. Moriarty has been the president and chief executive officer of Cubex Corporation, a privately-held consulting company, since 1981. From 1981 to 1992, Mr. Moriarty was Professor of Business Administration at Harvard Business School. He received a D.B.A. from Harvard University, an M.B.A. from the Wharton School of Business and a B.A. from Rutgers University.

Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of members of the Board of Directors

The board of directors has determined that Messrs. Armony, Davoli, Goldfarb, Maheu, Moriarty and Trust, are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ, and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission.

Executive sessions of independent directors

Executive sessions of the independent directors are held immediately after each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. Martin Trust currently serves as the lead independent director. In this role, Mr. Trust serves as chairperson of the independent director sessions and assists the board in assuring effective corporate governance. The independent directors of the board of directors met in executive session four (4) times in our fiscal year ending March 31, 2008.

Policies governing director nominations

Director qualifications

The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

•	nominees must be highly accomplished in his or her respective field, with superior credentials and recognition;

•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards.

The board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for identifying and evaluating director nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

Procedures for recommendation of director nominees by stockholders

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•	Number of shares of our capital stock that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board of directors and elected; and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581.

Our secretary will promptly forward any such nominations to the nominating and corporate governance committee. The nominating and corporate governance committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy governing security holder communications with the board of directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communication.

Any of our security holders who wish to communicate directly with the board of directors or an individual member of the board of directors may do so by sending such communication by U.S. Mail (including courier or expedited delivery service) addressed to the chairman of the board, as a representative of the entire board of directors, or to the individual director or directors, in each case, c/o Secretary, Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581.

We will forward any such security holder communication to the chairman of the board of directors, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis.

Policy governing director attendance at annual meetings of stockholders

Our policy is to encourage all of our directors to be present at our annual stockholder meetings. We did not hold an annual stockholder meeting for our fiscal year ended March 31, 2007.

Board of directors evaluation program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts it own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

Code of ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.virtusa.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at http://www.virtusa.com and/or in our public filings with the Securities and Exchange Commission.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.virtusa.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of directors

The board of directors met ten (10) times during the fiscal year ended March 31, 2008, and took action by unanimous written consent four (4) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during the fiscal year ended March 31, 2008. The board of directors has the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at http://www.virtusa.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit committee

The audit committee of the board of directors currently consists of Messrs. Maheu, Trust and Moriarty, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission, or SEC, including Rule 10A-3(b)(1) under the Exchange Act. Mr. Maheu serves as the chairman of the audit committee. In addition, the board of directors has determined that Mr. Maheu qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Maheu’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Maheu any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.

The audit committee met twelve (12) times during the fiscal year ended March 31, 2008. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com.

As described more fully in its charter, the audit committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the audit committee responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Compensation committee

The compensation committee of the board of directors currently consists of Messrs. Trust, Davoli, and Goldfarb, each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. Mr. Goldfarb has notified the Company of his intention not to stand for re-election to our board of directors. Mr. Trust serves as the chairman of the compensation committee. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The compensation committee met four (4) times and took action by unanimous written consent four (4) times during the fiscal year ended March 31, 2008. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com.

Nominating and corporate governance committee

The nominating and corporate governance committee of the board of directors currently consists of Messrs. Moriarty, Armony and Maheu, each of whom is an independent director within the meaning of the director independence standards of NASDAQ. Mr. Moriarty serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.

The nominating and corporate governance committee met three (3) times during the fiscal year ended March 31, 2008. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com.

Compensation committee interlocks and insider participation

During our fiscal year ended March 31, 2008, Messrs. Trust, Davoli and Goldfarb served as members of the compensation committee. No member of the compensation committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During our fiscal year ended March 31, 2008, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The board of directors appointed us as an audit committee to monitor the integrity of Virtusa Corporation’s consolidated financial statements, its system of internal controls and the independence and performance of its internal auditor and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.

We are governed by a written charter adopted by the Audit Committee, which is available through the Investor Relations page of our website at www.virtusa.com.

Our committee consisted of three members, Messrs. Maheu, Trust and Moriarty, all non-employee directors at the time that the actions of the committee described in this report were undertaken during our fiscal year ended March 31, 2008. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Mr. Maheu is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

Virtusa Corporation’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Virtusa Corporation’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by Virtusa Corporation’s management and the independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, the independent registered public accounting firm for our fiscal year ended March 31, 2008, the overall scope and plans for their audit of the consolidated financial statements for the fiscal year ended March 31, 2008. We met with them, with and without the Company’s management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2008 with management and the independent registered public accounting firm.

We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to KPMG’s audit of our consolidated financial statements. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the Company’s fiscal year ending March 31, 2009.

We discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, including a discussion of the Company’s accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

In addition, we received from the independent registered public accounting firm a letter containing the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and discussed the disclosures with them, as well as other matters relevant to their independence from management and Virtusa

Corporation. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended March 31, 2008 be included in the annual report on Form 10-K.

THE AUDIT COMMITTEE

Ronald T. Maheu, Chair
Martin Trust
Rowland T. Moriarty

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company’s cash incentive, stock option and employee stock purchase plans. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification. Martin Trust, Robert E. Davoli and Andrew P. Goldfarb are the current members of the compensation committee.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended March 31, 2008 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in the proxy statement for the fiscal year ended March 31, 2008 for filing with the SEC.

Respectfully submitted by the
Compensation Committee,

Martin Trust (chairman)
Robert E. Davoli
Andrew P. Goldfarb

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation discussion and analysis

Overview

We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We place significant emphasis on pay-for-performance compensation programs, which reward our executives when we achieve certain financial and business goals and create stockholder value. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer and our other executive officers, who are collectively referred to as our named executive officers.

Administration and objectives of our executive compensation program

Our compensation committee is responsible for establishing and administering our policies governing the compensation for our executive officers, including executive officer salaries, bonuses and equity incentive compensation. Until May 2006, our chief executive officer served on our compensation committee and played a significant role in the determination of base salary, signing or retention bonuses, variable compensation and other forms of cash and equity-based compensation to be paid to our executive officers (other than his own). We restructured our compensation committee in May 2006 to be composed entirely of independent directors.

Our compensation committee has designed our overall executive compensation program to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	provide a competitive compensation package that aligns the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily toward performance-based rewards, based upon achievement of certain measurable operating results such as revenue and operating profit;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with our corporate goals; and

•	compensate our executives to manage our business to meet our near-term and long-term objectives.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the compensation committee believes that a substantial percentage of the compensation of our executive officers should be performance-based. The compensation committee uses its judgment and experience and the recommendations of the chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual. In addition, beginning in 2007, our compensation committee retained Hewitt Associates, a human resources consulting firm, to assist the committee in developing our overall executive compensation and director compensation program for our 2008 fiscal year, as more described below. For our fiscal year ended March 31, 2007 and prior periods, however, we did not use a formal peer group or any formal benchmarking in determining our total executive compensation or the primary components thereof. In determining whether to adjust the compensation of any one of our executive officers, including our named executive officers, we annually take into account the changes, if any, in the following:

•	market compensation levels;

•	the contributions made by each executive officer;

•	the performance of each executive officer;

•	the increases or decreases in responsibilities and roles of each executive officer;

•	the business needs for each executive officer;

•	the relevance of each executive officer’s experience to other potential employers; and

•	the readiness of each executive officer to assume a more significant role within the organization.

In addition to the processes and factors listed above, with respect to base salary, cash incentive compensation and long term incentives, for our fiscal year 2008, our compensation committee engaged a consultant, Hewitt Associates, to conduct a peer group analysis and to help us analyze applicable compensation data to determine the appropriate compensation levels for our named executive officers, including base, bonus and equity components, against the peer group and industry practices. The peer group included companies which were publicly held, had between $200 million and $1 billion in annual revenues, were engaged principally in the IT services and/or IT consulting industries focused on services and/or technology, were primarily based or headquartered in the United States and included companies against which the Company competes for recruiting and hiring employees. These peer group companies were Analysts International Corporation, Answerthink, Inc., CIBER, Cognizant Technologies, Inc., Computer Task Group, Inc., Covansys Corporation, eFunds Corporation, iGate Corporation, Infocrossing, Inc., Intelligroup, Inc., Kanbay International Inc., Keane, Inc., Sapient Corporation, Syntel Inc. and TechTeam Global Inc. We believe that the practices of this peer group of companies provide us with appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with us to attract executives and other employees. For benchmarking executive compensation, we typically review the compensation data we collected from this group of companies, as well as a subset of the data from companies with revenues, numbers of employees and market capitalizations similar to our profile. While we generally target the market median of our peer group in recommending and approving compensation for our executive officers to remain competitive, we also consider the other factors listed in this section.

With the input of our compensation consultants and based on the peer group analysis described in this section, the chief executive officer makes recommendations to the compensation committee regarding base salary levels, target incentive awards, performance goals for incentive compensation and equity awards for named executive officers, other than his own. The compensation committee carefully considers the recommendations of the chief executive officer when making decisions on setting base salary, bonus payments under the prior year’s incentive compensation plan, target amounts and performance goals for the current year’s incentive compensation plan, and any other special adjustments or bonuses.

The compensation committee determines compensation for our chief executive officer using the same factors it uses for other executive officers, placing relatively less emphasis on base salary, and instead, creating greater performance-based opportunities through long-term equity and short term cash incentive compensation, which we believe better aligns our chief executive officer’s interests with our success and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation committee relies on both information from our selected peer group and its judgment with respect to the factors described in this section.

We will annually reassess the relevance of our peer group and make changes when judged appropriate. We believe that the use of a peer group analysis and generally targeting the market median of our peer group are important factors in remaining competitive with our peers and furthering our objective of attracting, motivating and retaining highly qualified personnel.

Executive compensation components

Our executive compensation program is primarily composed of base salary, annual incentive cash compensation payable on a semi-annual and annual basis and equity compensation. Our compensation committee has not adopted a formal policy for allocating between various forms of compensation. However, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance and be competitive within our peer group. With respect to various equity-based awards, we typically grant stock options or restricted stock awards as a means of providing longer-term equity-based incentives to our executives. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan. Prior to April 2007, we had employment agreements with Messrs. Canekeratne, Smith, Modder and Holler which set forth their respective salaries, bonuses and, in certain cases, stock option awards and severance and change in control provisions. These agreements were each terminated, with respect to any severance or change in control provisions and certain other terms, in April 2007 upon the execution by our executive officers of the executive agreements discussed below in the section entitled “Potential payments upon termination or change in control.”

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation, including base salary, incentive cash compensation and equity compensation, to be paid to each of our executives for our fiscal year ended March 31, 2008 based on a number of factors, including:

•	ensuring that our compensation programs are competitive with the peer group companies reviewed by our compensation committee in the IT services and/or IT consulting industries (as set forth above) and that our executive compensation is generally targeted at the market median (50th percentile);

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our Company; and

•	the provisions of applicable employment agreements.

In addition to the criteria above, the actual amount and allocation of total compensation (i.e., base salary, variable incentive cash compensation awards and equity awards) paid or issued to our named executive officers also reflects the timing and circumstances of when the executive joined us, the equity holdings of the executive officer and the geographic location of such executive officer. For instance, our founder, chairman and chief executive officer, Mr. Canekeratne, has a substantial equity interest in us and his current cash and equity compensation partially reflects this situation, while cash and equity compensation of Mr. Smith, who joined us as president and chief operating officer in September 2004, partially reflects a negotiated employment and compensation package based on the then-current market conditions. In addition, the compensation paid to Mr. Modder, who joined us in 2001 and resides in Sri Lanka, and to Mr. Hari, who joined us in 2006 and resides in India, partially reflects the lower-cost geographies of Sri Lanka and India, respectively. Although no formal policy for allocating between various forms of compensation has been adopted, our overall compensation, and each element of compensation, for these executives, in part, reflects our objective of targeting the median compensation of our peer group companies which we have selected for our compensation benchmarking for our fiscal year 2008.

In our most recent fiscal years, equity compensation has been less significant as an element of compensation. This is due, in part, because our chief executive officer held a significant amount of equity as a founder and had not, until July 2007, been awarded any option awards by our board of directors. Similarly, our president and chief operating officer and our global head of human resources received substantial equity grants when they were hired but have not received any subsequent equity awards. Only our chief financial officer and managing director of Asian operations received equity grants on a periodic basis. However, by the fiscal year ended March 31, 2008, our executive officers, as a group, will hold relatively small amounts of unvested equity awards. Thus, while no officer except for Mr. Canekeratne received any equity awards during our fiscal year ending March 31, 2008, for our fiscal year ending March 31, 2009, we would expect that equity compensation as an element of overall executive compensation will rise on a relative basis as we seek to provide long-term equity incentives to our executive officers.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base salary.  Our compensation committee annually reviews salary ranges and individual salaries for our executive officers. We have historically established base salaries for each of our executives based on many factors, including competition in the marketplace to hire and retain executives, experiences of our directors and leadership team with respect to salaries and compensation of executives in similarly situated companies in the IT industry and other similar industries, as well as additional factors which we believe enables us to hire and retain our leadership team in an extremely competitive environment. In March 2007, we also engaged Hewitt Associates to assist the compensation committee in conducting formal peer review analysis and developing our overall executive compensation program and philosophy for fiscal year 2008, as described in more detail above. Salaries are structured so that they are at least comparable with salaries paid by the peer companies (listed in the section above) reviewed by the compensation committee in the IT services and/or IT consulting industries focused on services. We generally target base salaries for each of our executives at the market median (50th percentile) in this peer group and also take into consideration many additional factors that we believe enable us to attract, motivate and retain our leadership team in an extremely competitive environment.

Based on the factors listed above, for our fiscal year ended March 31, 2008, the compensation committee established annual base salaries for our chief executive officer, our president and chief operating officer, our chief financial officer, our managing director of Asian operations and our senior vice president and global head of human resources of $300,000, $250,000, $200,000, $150,000 and $125,000, respectively. Although we establish the annual base salary amounts in U.S. dollars for our managing director of Asian operations (based in Sri Lanka) and our senior vice president and global head of human resources (based in India), we pay these salaries in Sri Lankan and Indian rupees, respectively. Therefore the amounts we pay our Asia-based executives may vary slightly from the established base salary amount because of fluctuations in foreign exchange rates during the year.

The fiscal 2008 annual base salaries represent an average increase of approximately 13.0% over the fiscal year 2007 fiscal year base salaries for the named executive officers. We believe that the base salaries paid to our executive officers during our fiscal year ended March 31, 2008 achieve our executive compensation objectives and are competitive with those of similarly-situated companies.

Variable incentive cash compensation award program.  We have designed our variable incentive cash compensation award program, or VCCP, to reward our executive officers upon the achievement of certain annual and semi-annual revenue and operating profit goals, as approved in advance by our compensation committee and board of directors. Our VCCP emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of certain operating results and an increase in stockholder value. The compensation committee communicates the bonus criteria to the named executive officers at the beginning of the fiscal year. For our fiscal year ended March 31, 2008, our compensation committee (with board approval) set the revenue target at $170 million and annual operating profit at $17 million (excluding SFAS 123(R) expense). The performance goals and bonus criteria established by the compensation committee under the VCCP are based on our historical operating results and growth rates as well as our expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. In this regard, our fiscal 2008 revenue and operating profit targets represented a 36.4% and a 20.1% increase, respectively, over our actual fiscal 2007 revenue and operating profit (excluding SFAS 123(R)

expense). Our actual fiscal 2008 revenue and operating profit (excluding SFAS 123(R) expense) increased 32.5% and 36.9%, respectively, over fiscal 2007 results. For our fiscal year 2008, we measured such bonus criteria against actual operating results on an annual basis.

While our compensation committee approved of a semi-annual payout in our fiscal year 2007, our compensation committee determined that it was in the best interest of the Company, and more aligned with industry practices, to have the VCCP be measured and paid only on an annual basis for our fiscal 2008. In our VCCP, we measure our actual annual revenue and operating income against the annual bonus criteria. In addition, 40% of each executive officer’s bonus is tied to achievement of the fiscal 2008 revenue target of the Company and 60% of the executive officer’s bonus is tied to achievement of the fiscal 2008 operating income target of the Company. If achieved, we pay our executives their applicable annual bonuses within 75 days of the end of our fiscal year. In addition, our fiscal 2008 VCCP provided for bonus adjustments of up to 150%, 130%, 130%, 125% and 120% of the applicable target bonus amount in the case of our chief executive officer, president and chief operating officer, chief financial officer, managing director of Asian operations and global head of human resources, respectively, and down to 75% of the applicable target bonus payout, if, and to the extent, that our actual operating results were above the target bonus criteria or fell short of those criteria. For instance, for our fiscal year ended March 31, 2008, if we achieved revenue of $165 million or 97.0% of the revenue target and $17 million in operating income or 100% of the operating income target, we would pay only 87.5% of the applicable bonus based on revenue achievement (which is targeted at 40% of total eligible bonus) and 100% of the applicable bonus based on operating income (which is targeted at 60% of the total eligible bonus). If we achieved $160 million in revenue and operating income of $14.4 million, we would pay the minimum bonus of 75% of the targeted bonus amount. We would pay no bonus under our VCCP if we did not achieve the minimum revenue and operating income. Based on our operating results for our fiscal year ended March 31, 2008, actual bonus payouts represented 106% to 119% of the applicable fiscal 2008 targeted bonus for our executive officers, dependent on the executive officer’s specific plan and opportunity to exceed targeted bonus amounts. All payouts under our VCCP are based on actual results of operations and must be approved by our compensation committee and board of directors.

Our VCCP represents a significant percentage of our executive officers’ base salaries and varies depending on the seniority and position of the executive officer, thus aligning our executives’ compensation to our performance and creation of stockholder value. For our fiscal year ended March 31, 2008, the target bonuses under our VCCP for each of our named executive officers, as a percentage of base salary, were 58.3%, 80.0%, 40.0%, 40.0% and 40.0% for our chief executive officer, president and chief operating officer, chief financial officer, managing director of Asian operations and senior vice president and global head of human resources, respectively. As a result of upward bonus adjustments under our VCCP based on our fiscal 2008 operating results, actual bonus payouts for our fiscal year ended March 31, 2008 represented 67.7%, 84.6%, 42.3%, 42.8% and 45.1% of the base salaries for our chief executive officer, president and chief operating officer, chief financial officer, managing director of Asian operations and senior vice president and global head of human resources, respectively.

Our compensation committee and board of directors established the fiscal 2008 target bonuses for each individual executive officer based on the historical targets for such executive, the seniority and ability of the executive to drive corporate performance, the geographies in which such executive is located, provisions of their respective employment agreements that were negotiated at the time of hire, as well as our objective to target cash incentives generally at the 50th percentile of similar cash incentives provided to officers in peer group companies in the IT services and/or IT consulting industries, as reviewed by the compensation committee, as described in more detail above. In addition, for fiscal year 2008, our compensation committee engaged Hewitt Associates to assist the committee to establish the parameters of our VCCP.

Equity compensation.  We also use stock options and equity-based incentive programs to attract, retain, motivate and reward our executive officers. Through our equity-based grants, we seek to align the interests of our executive officers with our stockholders, reward and motivate both near-term and long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on our understanding and individual experiences of market practices of similarly-situated companies and our negotiations with our executives in connection with their initial employment or promotion. For our fiscal year 2008, we also engaged Hewitt Associates and used our peer group analysis as described above, to assist us with assessing the allocation and use of equity compensation as a component of total compensation. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program. While annual incentive cash compensation is designed to encourage shorter-term performance, generally performance over a one-year period, equity-based awards are designed to encourage our named executives’ performance over several years.

To date, all grants of equity-based awards to our executive officers have been subject to approval first by the compensation committee and then by the board of directors at regularly scheduled meetings during the year. In April 2007, we adopted an equity award grant policy for 2007, effective as of August 2, 2007, that formalizes how we grant equity awards to our officers and employees in the future. Under our equity award grant policy, all grants must be approved by the compensation committee. Our practice is also to obtain full board approval of all equity awards approved by the compensation committee. All equity awards will be made at fair market value based on the closing market price of our common stock on the NASDAQ Global Market on the effective date of grant. While our current equity incentive plans may permit the granting of equity awards at any time, our equity award grant policy provides that we will generally only grant incentive awards on a regularly scheduled basis, as follows:

•	grants made in connection with the hiring of a new employee or promotion of an existing employee will be made on a regular quarterly basis on the third trading day after we first publicly release our financial results for the quarter or year, as the case may be; and

•	grants made to existing employees, other than in connection with a promotion will be made, if at all, on an annual basis and will generally be made effective on the third trading day after we first publicly release our financial results for the prior quarter or year.

A number of factors are considered in determining the amount of equity incentive awards, if any, to grant to our executives, including:

•	ensuring that our allocation of long term equity incentive awards are competitive with the peer group companies reviewed by our compensation committee in the IT services and/or IT consulting industries and that our executive compensation is generally targeted at the market median (50th percentile);

•	the number of shares subject to, and exercise prices of, outstanding options, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested stock options held by our executives; and

•	the amount and percentage of our total equity on a diluted basis held by our executives.

Equity compensation awards to our named executive officers has primarily consisted of stock option awards. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten (10) years, subject to continued employment with our Company. Stock options are earned on the basis of continued service to us and generally, for an initial grant, vest over four (4) years, beginning with 25% vesting one year after the date of grant, then pro-rata vesting quarterly thereafter, and, for incumbent grants, generally vest quarterly over four (4) years in sixteen (16) equal installments.

In addition to stock option grants, our board of directors, upon approval and recommendation of our compensation committee, has also granted certain named executives immediately exercisable stock options which provide that the underlying shares of common stock will be subject to repurchase by us at the exercise price paid by the executive upon any termination event, with respect to the exercised shares which have not yet vested. The vesting of the shares underlying these option grants to our executive officers is the same as the vesting for stock option awards generally. Thus, while the executive is able to exercise the options immediately to take advantage of beneficial tax treatment in certain circumstances, the executive’s ability to retain the shares, and any appreciation of such shares are still dependent upon the executive’s continued service, the continued vesting of the shares so exercised and our growth and operational success. Our compensation committee has also considered the use of restricted stock awards to our executive officers, which are subject to vesting. While the executive officer would have immediate voting rights as a holder of shares of restricted stock, the officer’s right to continue to hold the shares (and thus any appreciation of such shares) and the right to sell such shares without restriction are still dependent upon the executive’s continued service, the continued vesting of the shares and our growth and operational success. Shares of restricted stock that do not vest are subject to repurchase or forfeiture. Thus, these grants continue to align the interests of the executive with those of the stockholders. Our compensation committee has authorized these equity awards, in its discretion and on a case by case basis to provide for an additional long-term incentive and to facilitate the long-term tax planning of the executive involved.

For instance, in March and May 2008, our board, based on the approval and recommendation of the compensation committee, awarded Mr. Holler, our chief financial officer, an option exercisable for 80,000 shares and 120,000 shares of restricted stock, respectively, effective on May 23, 2008, pursuant to the terms of our equity award policy. Such equity awards are subject to a 4 year quarterly vesting and may be accelerated by 12 months if, by March 31, 2010, the Company and Mr. Holler achieve certain performance based milestones.

Other benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. We do not currently provide a matching contribution under our 401(k) plan to any executive officers but do offer limited matching to our non-highly compensated, non-executive employees. Moreover, with the exception of plans mandated by the governments of India and Sri Lanka, we do not offer retirement benefits. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers. The compensation committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. In our fiscal year ended March 31, 2008, the only perquisites we provided to any of our named executive officers other than those normally provided to all salaried employees were those made available to Mr. Modder, who resides in Sri Lanka. We provided Mr. Modder with full company-paid family life insurance, golf and athletic club memberships and the use of company-owned automobiles. These perquisites are considered normal and similar to those customarily provided to other Sri Lankan-based executives.

Severance and change in control benefits

In March 2007, our compensation committee engaged Hewitt Associates to provide advice, as well as a peer group analysis, for the purpose of the provision of severance and change in control benefits to our executive officers. Our peer group for these purposes consisted of 13 companies that are publicly held, have between $200 million and $800 million in annual revenues, are engaged principally in the IT services or IT consulting industries focused on services or technology and are based or headquartered in the United States. This peer group was slightly smaller in number than the peer group used for our executive compensation analysis and did not include the largest global IT services companies so that our peer group reflected only companies of comparable size and benefit offerings. These companies included Analysts International Corporation, Answerthink, Inc., Computer Task Group, Inc., Covansys Corporation, iGate Corporation, Infocrossing, Inc., Intelligroup, Inc., Kanbay International Inc., Patni Computer Systems, Inc., Sapient Corporation, Syntel Inc., TechTeam Global Inc. and WNS (Holdings) Limited. The compensation committee reviewed terms of severance programs and arrangements maintained by these peer companies, such as coverage (who amongst the executive officers are covered), benefit triggers (i.e., terminating events, like termination without cause, or resignation for “good reason” both prior to and after a change in control), coverage period (how long after a change in control would the benefits trigger or severance benefits be applicable), cash severance, continuation of health care benefits post termination and acceleration of vesting. Our goal in adopting severance and change in controls benefits was to offer competitive benefits to attract and retain our executive officers.

In April 2007, we entered into executive agreements with each of our executive officers that provide for certain severance and change in control payments based on the factors listed above. See “Potential payments upon termination of change in control” set forth below for a more detailed discussion.

We have entered into indemnification agreements with each of our executive officers and directors, providing for indemnification against expenses and liabilities reasonably incurred in connection with their service for us on our behalf.

Tax deductibility of executive compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code and it is our present intention, for so long as it is consistent with our overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code and to be cost and tax effective. Therefore, the compensation committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our stockholders, even if such arrangements do not always qualify for full tax deductibility.

Executive compensation summary

The following table sets forth summary compensation information for the Company’s chief executive officer, chief financial officer and the three other most highly compensated executive officers for the fiscal years ended March 31, 2008 and 2007:

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
					Non-Equity		Deferred
			Option		Incentive Plan		Compensation		All Other
		Salary	Awards		Compensation		Earnings		Compensation		Total
Name and Principal Position	Year	($)	($)(1)		($)(2)		($)		($)		($)

Kris Canekeratne,	2008	300,000	118,320		202,876		—		—		621,196
Chairman and Chief Executive Officer	2007	225,000	—		192,500		—		—		417,500
Thomas R. Holler,	2008	200,000	32,198		84,626		—		—		316,824
Executive Vice President of Finance and Chief Financial Officer	2007	190,000	37,042		66,000		—		—		293,042
Danford F. Smith,	2008	250,000	1,038,232	(3)	211,565	(3)	—		—		1,499,797
President and Chief Operating Officer	2007	250,000	1,038,232	(3)	220,000	(3)	—		—		1,508,232
Roger Keith Modder,	2008	148,523	53,945		63,563		10,380	(5)	29,822	(6)	306,233
Executive Vice President and Managing Director — Asian Operations(4)	2007	128,022	62,416		46,486		1,555	(5)	29,116	(6)	267,595
T.N. Hari,	2008	131,511	45,314		59,350		1,004	(8)	—		237,179
Senior Vice President and Global Head of Human Resources(7)	2007	114,959	30,719		22,504		893	(8)	—		169,075

(1)	All stock options were granted at the fair market value on the date of grant under either our 2007 Stock Option and Incentive Plan (the “2007 Option Plan”) or 2000 Amended and Restated Stock Option Plan (the “2000 Option Plan”), except for Mr. Smith’s options, which at the date of grant were granted outside of the 2000 Stock Option Plan. We account for stock option-based compensation under the provisions of SFAS 123(R). The value reported above for each named executive officer is the amount of SFAS 123(R) compensation expense recognized for financial statement reporting purposes for the respective fiscal year ended March 31, assuming no option award forfeitures. For a discussion of the assumptions used for SFAS 123(R) valuations and compensation expense for the respective fiscal years ended March 31, see note 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(2)	The non-equity incentive plan compensation amounts are the annual payouts under our VCCP award program approved by our compensation committee and the board of directors.

(3)	In November 2005, our board of directors approved the re-pricing of Mr. Smith’s stock option award from the original $6.89 per share price to $2.38 per share, the fair market value of our common stock at that time. The cumulative amount of additional compensation to be recognized due to this option re-pricing over the remaining service period is $501,546, of which $181,145 is included in the table above. In connection with this re-pricing, we amended Mr. Smith’s eligible performance-based cash bonus under our VCCP to reduce the target of $250,000 per year to $200,000 in each of the fiscal years ending March 31, 2008 and 2007.

(4)	All cash amounts are paid and recorded in Sri Lankan rupees and were translated into U.S. dollars using the annual average exchange rates of $0.00909 and $0.00944 per rupee for the fiscal years ended March 31, 2008 and 2007, respectively.

(5)	Represents the year-over-year change in the value of accumulated pension benefits to be paid under the government-mandated Sri Lanka Defined Benefit Gratuity Plan.

(6)	Includes the value of the following perquisites: imputed interest at 8.5% on a $29,000 non-interest bearing loan ($2,260 in fiscal 2007 and $0 in fiscal 2008 as Mr. Modder repaid the loan in full in March 2007), company-paid health insurance premium ($6,375 in fiscal 2008 and $5,237 in fiscal 2007), golf and athletic club memberships ($1,353 in fiscal 2008 and $1,350 in fiscal 2007), employee provident fund and employee trust fund contributions ($13,090 in fiscal 2008 and $10,191 in fiscal 2007) and company-owned auto expenses ($9,005 in fiscal 2008 and $10,078 in fiscal 2007).

(7)	All cash amounts are paid and recorded in Indian rupees and were translated into U.S. dollars using the annual average exchange rates of $0.02484 and $0.02210 per rupee for the fiscal years ended March 31, 2008 and 2007, respectively.

(8)	Represents the year-over-year change in the value of accumulated pension benefits to be paid under the government-mandated Virtusa (India) Private Limited Employee Gratuity Scheme.

2008 grants of plan-based awards

The compensation committee approves all of our equity-based and non-equity-based awards to all of our employees, including our executive officers. The expected payout under our VCCP discussed above, is recorded in the fiscal year to which it applies and there are no provisions for future payouts under the VCCP.

GRANT OF PLAN BASED AWARDS

					All Other
					Option
					Awards:	Exercise
		Estimated Possible Payouts			Number of	or Base	Grant Date
		Under Non-Equity			Securities	Price of	Fair Value
		Incentive Plan Awards			Underlying	Option	of Option
	Grant	Threshold	Target	Maximum	Options	Awards	Awards(1)
Name	Date	($)	($)	($)	(#)	($/Share)	($)

Kris Canekeratne	—	131,250	175,000	262,500	—	—	—
	8/2/07	—	—	—	100,000	14.00	714,320
Thomas R. Holler	—	60,000	80,000	104,000	—	—	—
Danford F. Smith	—	150,000	200,000	260,000	—	—	—
Roger Keith Modder	—	45,000	60,000	75,000	—	—	—
T.N. Hari	—	37,500	50,000	60,000	—	—	—

(1)	The amounts reported in this column reflect the grant date fair value of all options awards computed under SFAS 123(R).

Discussion of summary compensation and grants of plan-based awards tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the summary compensation table and the fiscal 2008 grants of plan-based awards table was paid or awarded, are described above under “Compensation discussion and analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

2007 stock option and incentive plan

For a detailed discussion of our 2007 Option Plan see Proposal 3 — “Ratification of the 2007 Stock Option and Incentive Plan.” For a copy of the 2007 Option Plan, see Appendix I to this proxy statement.

Amended and restated 2000 stock option plan

Our 2000 Stock Option Plan, or the 2000 Option Plan, was approved on May 5, 2000 and was subsequently amended and restated on April 17, 2002. On March 31, 2008, 2,091,033 shares have been reserved for issuance upon exercise of outstanding stock options under the 2000 Option Plan. As of March 31, 2008, incentive stock options and non-qualified stock options to purchase an aggregate of 194,810 and 1,896,223 shares of our common stock, respectively, were outstanding under the 2000 Option Plan. In the event that any option outstanding under the 2000 Option Plan terminates without being exercised, the number of shares underlying such option becomes available for grant under the 2007 Option Plan. Options granted under this plan generally expire 10 years after the date of grant. Effective upon the adoption of our 2007 Option Plan, our board of directors decided not to grant any further awards under our 2000 Option Plan.

Our compensation committee administers the 2000 Option Plan. The compensation committee may select award recipients, determine the size, types and terms of awards, interpret the plan and prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2000 Option Plan. Our current practice is to have the full board of directors approve any recommendations for awards and plan changes.

The per share exercise price of the incentive stock options awarded under the 2000 Option Plan must be at least equal to the fair market value of a share of our common stock on the date of grant. The per share exercise price of non-statutory stock options or stock awards awarded under the 2000 Option Plan must be equal to the fair market value of a share of our common stock on the date of grant, or such other price that the compensation committee may determine is appropriate. Notwithstanding the foregoing, if an option is granted to an individual who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock, the exercise price can be no less than 110% of the fair market value of a share of our common stock on the date of grant.

Options may be exercised only to the extent that they have vested. To exercise an option, an option holder must deliver an exercise notice to us and pay us the aggregate exercise price. In the event of the termination of an option holder’s service relationship with us, all portions of the option holder’s award that remain unvested shall immediately expire and be null and void. If the option holder is terminated with cause, his or her options shall immediately terminate and shall not be exercisable. Otherwise, upon the termination of the option holder for other than cause, options may be exercised for a period of three months following such termination, except in the case of death or disability, in which case the option holder (or the option holder’s estate, or any other person who acquires the stock option by reason of the option holder’s death), may exercise the stock option within a period of 12 months after such death or disability.

Under the 2000 Option Plan, for each option grant issued and outstanding, 25% of the total number of shares which are not vested and exercisable as of the date of an acquisition under such option grant immediately become vested and exercisable. For purposes of our option agreements, an acquisition includes any of the following:

•	a merger, reorganization or consolidation between us and another entity (other than a holding company or parent or subsidiary of us) as a result of which the holders of our outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction;

•	the sale, transfer, or other disposition of all or substantially all of our assets to one or more persons (other than any wholly-owned subsidiary) in a single transaction or series of related transactions; and

•	the direct or indirect sale or exchange in a single or series of related transactions by our stockholders of more than 50% of our common stock to an unrelated person or entity as a result of which the holders of our outstanding voting stock immediately prior to the transaction hold less than a majority of the surviving entity immediately after the transaction.

Options granted under the 2000 Option Plan are not generally transferable or assignable by the option holder, other than by will or the laws of descent and distribution.

2008 outstanding equity awards at fiscal year-end

The Company made one option grant to its chief executive officer during the fiscal year ended March 31, 2008 as detailed in the table below. The following table also sets forth certain information concerning the number of outstanding option awards held by our named executive officers that are exercisable and unexercisable at March 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	Options (#)	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

Kris Canekeratne	—	100,000	(1)	14.00	8/2/2017
Thomas R. Holler	25,483	—		1.57	5/21/2013
	11,501	14,058	(2)	5.48	4/28/2014
	8,985	14,976	(3)	4.19	8/7/2016
Danford F. Smith	698,881	99,841	(4)	2.38	9/22/2014
Roger Keith Modder	47,923	—		1.57	1/24/2011
	15,974	—		1.57	8/22/2011
	27,520	—		1.57	4/17/2012
	39,043	—		0.31	5/21/2013
	26,165	31,981	(2)	5.48	4/28/2014
	8,985	14,976	(3)	4.19	8/7/2016
T.N. Hari	35,143	35,144	(5)	4.19	8/7/2016

(1)	100% of the shares in this grant will vest on July 31, 2011 with this vesting subject to acceleration to 50% of the shares granted on both March 31, 2009 and 2010 if the Company achieves certain performance based milestones.

(2)	10% of the shares in this grant vested one year from date of grant or April 28, 2005, and the remaining shares vest 15% on the second anniversary date, 20% on the third anniversary date, 25% on the fourth anniversary date, and the remaining 30% on the fifth anniversary date or April 28, 2009.

(3)	6.25% of the shares in this grant vested on November 7, 2006, and the remaining shares vest 6.25% every 3 months thereafter through August 7, 2010.

(4)	25% of the shares in this grant vested on September 13, 2005, and the remaining shares vest 6.25% every 3 months thereafter through September 13, 2008.

(5)	25% of the shares in this grant vested on March 31, 2007 and the remaining shares vest 6.25% every 3 months thereafter through March 31, 2010.

2008 option exercises and stock vested

None our named executive officers acquired shares of our common stock from the exercise of stock options or had restricted stock that vested during the fiscal year ended March 31, 2008.

Pension benefits

Our subsidiaries, Virtusa (India) Private Limited and Virtusa (Sri Lanka) Private Limited, each contribute to a defined benefit plan covering their respective employees in India and Sri Lanka as mandated by the Indian and Sri Lankan governments. Benefits are based on the employee’s years of service and compensation level. Except for Messrs. Modder and Hari, none of our other named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement. Under the terms of the Virtusa (India) Private Limited Employees Gratuity Scheme, Mr. Hari will not have any vested benefits under the plan until after five years of continuous service.

The following table summarizes the defined benefit plan of our subsidiaries as applied to Messrs. Modder and Hari for our fiscal year ended March 31, 2008

2008 Pension benefits

			Present Value of		Payments
		Number of Years	Accumulated		During Last
		Credited Service	Benefits		Fiscal Year
Name	Plan Name	(#)	($)(1)		($)

Roger Keith Modder	Sri Lanka Benefit Gratuity Plan	8	29,665	(2)	—
T.N. Hari	Virtusa (India) Private Limited Employees Gratuity Scheme	2	2,022	(3)	—

(1)	Under the plan, an employee’s pension (gratuity) benefits vest after five years of credited service, and are payable in a lump sum amount upon retirement or separation of employment from the Company in an amount equal to one-half of an employee’s basic monthly salary times the number of years of credited service. The amount reflected in the table represents the accumulated benefits payable at the end of fiscal 2008.

(2)	Amounts are recorded in Sri Lankan rupees and were translated into U.S. dollars using the fiscal year 2008 year end exchange rate of $0.009270 per rupee.

(3)	Amounts are recorded in Indian rupees and were translated into U.S. dollars using the fiscal year 2008 year end exchange rate of $0.025034 per rupee.

Nonqualified deferred compensation

None of our named executive officers is covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential payments upon termination of change in control

In April 2007, we entered into executive agreements with each of our executive officers that provide for certain severance and change in control payments. The following summaries set forth potential payments payable to our executive officers upon termination of employment by us other than for cause or by the executive for good reason, or a change in control of us under the executive agreements and our other compensation programs. Cause is defined under these agreements to include willful misconduct or non-performance of duties, certain violations of our policies, the commission of a felony or misdemeanor involving moral turpitude and the failure to cooperate in certain internal or other investigations. Good reason includes a material reduction in the executive’s annual base salary or targeted annual cash compensation, a substantial diminution of the executive’s responsibility or authority or a more than 50 mile relocation of the executive’s primary business location. The compensation committee may in its discretion revise, amend or add to the benefits if it deems advisable.

Termination by us other than for cause, or termination by executive for good reason, prior to a change in control.  Our executive agreements provide that if we terminate such executive’s employment other than for cause, or if such executive terminates his employment for good reason, the executive is entitled to a lump-sum severance payment (less applicable withholding taxes) equal to:

•	100% of Messrs. Canekeratne’s and Smith’s annual base salary and 50% of the annual base salary of each other executive officer; and

•	a prorated share of the annual bonus, if any, which the executive officer would have earned in the year in which the termination of employment occurs.

In addition, upon any such termination, Messrs. Canekeratne and Smith are entitled to continued health benefits for 12 months and each other executive officer is entitled to six months of continued health benefits. All equity awards granted to Mr. Smith will have their vesting accelerated by 12 months upon a termination of

Mr. Smith’s employment other than for cause, or if Mr. Smith terminates his employment for good reason. The foregoing benefits are subject to the execution of a general release by the executive officer.

Termination by us for cause or by executive for other than good reason; death or disability.  Regardless of any change in control, we are not obligated to make any cash payment or benefit to our executive officers if their employment is terminated by us for cause or by the executive without good reason other than the payment of unpaid salary and accrued and unused vacation pay. We do not provide any death or disability benefits for any of our executive officers that are not also available to our employees generally.

Termination by us other than for cause or termination by executive for good reason following a change in control.  Our executive agreements with each of our executive officers provide that, in the event of a termination of employment other than for cause, or if such executive terminates his employment for good reason, within 24 months following a change in control in the case of Messrs. Canekeratne and Smith and 12 months following a change in control in the case of each other executive officer, the executive is entitled to a lump-sum severance payment (less applicable withholding taxes) equal to:

•	200% of Messrs. Canekeratne’s and Smith’s annual base salary and 50% of the annual base salary of each other executive officer; and

•	200% in the case of Messrs. Canekeratne and Smith, and 100% in the case of each other executive officer of the prorated share of the annual bonus, if any, which the executive officer would have earned in the year in which the termination of employment occurs.

In addition, upon any such termination, Messrs. Canekeratne and Smith are entitled to continued health benefits for 24 months and each other executive officer is entitled to six months of continued health benefits. All unvested equity awards held by each such executive officer also become fully-vested and immediately exercisable. The foregoing benefits are subject to the execution of a general release by the executive officer.

Automatic acceleration of vesting upon a change in control.  The terms of our executive agreements with our executive officers provide that the equity awards granted to each of our executive officers will have their vesting accelerated by 12 months upon any change in control, regardless of whether there is a subsequent termination of employment, except for the equity awards granted to Messrs. Holler, Modder and Hari prior to the effective date of their agreements. These awards and all other equity awards granted under our 2000 Option Plan are subject to the provisions of the plan, which provides that 25% of the total number of shares that are not vested and exercisable as of a date of a change of control become vested and exercisable.

Kris Canekeratne

The following table describes the potential payments and benefits upon employment termination or change in control for Kris Canekeratne, our chairman and chief executive officer, as if his employment terminated as of March 31, 2008, the last business day of our last fiscal year.

			Termination by the
			Company for Other
			Than Cause or
			Voluntary
Executive Benefits	Voluntary	Termination by	Resignation for Good		Acceleration
and Payments Upon	Resignation for	Company for Other	Reason Following		Following Change
Termination	Good Reason	Than Cause	Change in Control		in Control

Base salary	$300,000	$300,000	$600,000		$—
Bonus(1)	202,275	202,275	404,550		—
Equity acceleration	—	—	—	(2)	—	(2)
Continued health benefits	10,515	10,515	21,030		—

Total	$512,790	$512,790	$1,025,580		$—

(1)	The bonus amounts reflected are based on the annual payouts under our VCCP for our fiscal year ended March 31, 2008.

(2)	As noted above, Mr. Canekeratne’s equity awards are subject to 12 month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason following a change in control. However, at March 31, 2008 the closing market price for the common stock issuable upon exercise of his option was less than the exercise price and, therefore, no intrinsic value or benefit would be derived.

Thomas R. Holler

The following table describes the potential payments and benefits upon employment termination or change in control for Thomas R. Holler, our executive vice president and chief financial officer, as if his employment terminated as of March 31, 2008, the last business day of our last fiscal year.

			Termination by the
			Company for Other
			Than Cause or
			Voluntary
Executive Benefits	Voluntary	Termination by	Resignation for Good	Acceleration
and Payments Upon	Resignation for	Company for Other	Reason Following	Following Change
Termination	Good Reason	Than Cause	Change in Control	in Control

Base salary	$100,000	$100,000	$100,000	$—
Bonus(1)	84,625	84,625	84,625	—
Equity acceleration	—	—	143,585	60,715
Continued health benefits	6,190	6,190	6,190	—

Total	$189,630	$189,630	$333,215	$60,715

(1)	The bonus amounts reflected are based on the annual payouts under our VCCP for our fiscal year ended March 31, 2008.

Danford F. Smith

The following table describes the potential payments and benefits upon employment termination or change in control for Danford F. Smith, our president and chief operating officer, as if his employment terminated as of March 31, 2008, the last business day of our last fiscal year.

			Termination by the
			Company for Other
			Than Cause or
			Voluntary
Executive Benefits	Voluntary	Termination by	Resignation for Good	Acceleration
and Payments Upon	Resignation for	Company for Other	Reason Following	Following Change
Termination	Good Reason	Than Cause	Change in Control	In control

Base salary	$250,000	$250,000	$500,000	$—
Bonus(1)	211,565	211,565	423,130	—
Equity acceleration	—	—	736,827	736,827
Continued health benefits	10,515	10,515	21,030	—

Total	$472,080	$472,080	$1,680,987	$736,827

(1)	The bonus amounts reflected are based on the annual payouts under our VCCP for our fiscal year ended March 31, 2008.

Roger Keith Modder

The following table describes the potential payments and benefits upon employment termination or change in control for Roger Keith Modder, our executive vice president and managing director, Asian operations, as if his employment terminated as of March 31, 2008, the last business day of our last fiscal year. All cash amounts in U.S. dollars in the table below would be paid in Sri Lankan rupees.

			Termination by the
			Company for Other
			Than Cause or
			Voluntary
Executive Benefits	Voluntary	Termination by	Resignation for Good	Acceleration
and Payments Upon	Resignation for	Company for Other	Reason Following	Following Change
Termination	Good Reason	Than Cause	Change in Control	in Control

Base salary	$75,000	$75,000	$75,000	$—
Bonus(1)	62,785	62,785	62,785	—
Equity acceleration	—	—	220,595	95,582
Continued health benefits	3,175	3,175	3,175	—

Total	$140,960	$140,960	$361,555	$95,582

(1)	The bonus amounts reflected are based on the annual payouts under our VCCP for our fiscal year ended March 31, 2008.

T.N. Hari

The following table describes the potential payments and benefits upon employment termination or change in control for T.N. Hari, our senior vice president and global head of human resources, as if his employment terminated as of March 31, 2008, the last business day of our last fiscal year. All cash amounts in U.S. dollars in the table below would be paid in Indian rupees.

			Termination by the
			Company for Other
			Than Cause or
			Voluntary
Executive Benefits	Voluntary	Termination by	Resignation for Good	Acceleration
and Payments Upon	Resignation for	Company for Other	Reason Following	Following Change
Termination	Good Reason	Than Cause	Change in Control	in Control

Base salary	$62,500	$62,500	$62,500	$—
Bonus(1)	51,375	51,375	51,375	—
Equity acceleration	—	—	195,752	97,875
Continued health benefits	69	69	69	—

Total	$113,944	$113,944	$309,696	$97,875

(1)	The bonus amounts reflected are based on the annual payouts under our VCCP for our fiscal year ended March 31, 2008.

Director compensation

In April 2007, upon recommendation of the compensation committee, our board of directors approved a non-employee director compensation policy that provides for annual compensation of $80,000, of which we will make an annual stock option grant to each non-employee director with an economic value of $48,000 (based on a Black-Scholes valuation on the date of grant) and an annual retainer fee of $32,000 payable in cash. In addition, the chairmen of our audit, compensation and nominating and corporate governance committees will receive an annual fee of $18,000, $11,000 and $7,000, respectively. All cash payments will be made on a quarterly basis.

In addition, we will make, under our 2007 Option Plan, a one-time, initial grant of options to purchase up to 6,389 shares of our common stock to any new non-employee director who joins the board of directors.

Each stock option award granted to a non-employee director under the non-employee director compensation policy will be made at the board of directors’ meeting immediately following our annual meeting, and will have a four-year vesting period, with 25% vesting after one year and with the remaining shares vesting in equal installments each three-month period thereafter. The vesting of all of the options granted to our non-employee directors will also accelerate by 12 months in the event of a change in control.

We reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or any committees thereof.

The following table sets forth a summary of the compensation we paid to our non-employee directors in our fiscal year ended March 31, 2008:

2008 DIRECTOR COMPENSATION

						Change in
						Pension Value
					Non-Equity	and Nonqualified
	Fees Earned				Incentive	Deferred
	or Paid	Stock	Option		Plan	Compensation	All Other
	in Cash	Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($)(1)	($)	($)(2)		($)	($)	($)	($)

Izhar Armony	21,333	—	16,999	(3)	—	—	—	38,332
Robert E. Davoli	21,333	—	6,702	(4)	—	—	—	28,035
Andrew P. Goldfarb	21,333	—	6,702	(4)	—	—	—	28,035
Ronald T. Maheu	33,333	—	16,708	(5)	—	—	—	50,041
Rowland T. Moriarty	26,000	—	60,844	(6)	—	—	—	86,844
Martin Trust	28,667	—	56,400	(7)	—	—	—	85,067

(1)	Represent the cash fees earned since August 2, 2007, the effective date of our non-employee director compensation policy, to March 31, 2008. We pay these fees promptly after the quarter in which they are earned.

(2)	All stock options were granted at the fair market value on the date of grant under our 2000 Option Plan and 2007 Option Plans, except for options granted to Mr. Trust in fiscal 2004, which were granted outside of the 2000 Option Plan. We account for stock option-based compensation under the provisions of SFAS 123(R). The value reported above for each named director is the amount of SFAS 123(R) compensation expense recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, assuming no option award forfeitures. For a discussion of the assumptions used for SFAS 123(R) valuations and compensation expense, see the information appearing in note 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(3)	Consists of stock-based compensation expense for the fiscal year ended March 31, 2008 for (a) a stock option award granted on August 2, 2007, to purchase 6,719 shares of common stock at an exercise price of $14.00 per share which vests 25% after one (1) year and 6.25% each three (3) month period thereafter (total grant date fair value was $47,995) and (b) a stock option granted on September 3, 2004, to purchase 15,974 shares of common stock at an exercise price of $6.89 per share which vested in equal quarterly installments over a three-year period and was fully vested as of September 3, 2007 (total grant date fair value was $68,500).

(4)	Consists of stock-based compensation expense for the fiscal year ended March 31, 2008 for a stock option award granted on August 2, 2007, to purchase 6,719 shares of common stock at an exercise price of $14.00 per share which vests 25% after one (1) year and 6.25% each three (3) month period thereafter (total grant date fair value was $47,995).

(5)	Consists of stock-based compensation expense for the fiscal year ended March 31, 2008 for (a) a stock option award granted on August 2, 2007 to purchase 6,719 shares of common stock at an exercise price of

$14.00 per share which vests 25% after one (1) year and 6.25% each three (3) month period thereafter (total grant date fair value was $47,995) and (b) a stock option award granted on April 28, 2004, to purchase 62,873 shares of common stock at an exercise price of $5.48 per share, which vested in equal quarterly installments over a three-year period and was fully vested as of April 28, 2007 (total grant date fair value was $220,984).

(6)	Consists of stock-based compensation expense for the fiscal year ended March 31, 2008 for (a) a stock option award granted on August 2, 2007 to purchase 6,719 shares of common stock at an exercise price of $14.00 per share which vests 25% after one (1) year and 6.25% each three (3) month period thereafter (total grant date fair value was $47,995) and (b) a stock option award granted on August 7, 2006, to purchase 71,168 shares of common stock at an exercise price of $4.19 per share, which vests in equal quarterly installments over a three-year period (total grant date fair value was $175,555).

(7)	Consists of stock-based compensation expense for the fiscal year ended March 31, 2008 for (a) a stock option award granted on August 2, 2007 to purchase 6,719 shares of common stock at an exercise price of $14.00 per share which vests 25% after one (1) year and 6.25% each three (3) month period thereafter (total grant date fair value was $47,995) and (b) a stock option award granted on September 22, 2004, to purchase 70,333 shares of common stock at an exercise price of $6.89 per share, which vested in equal quarterly installments over a three-year period and was fully vested as of September 22, 2007 (total grant date fair value was $305,843).

(8)	The non-employee members of our board of directors who held such positions as of March 31, 2008 held the following aggregate number of unexercised options as of such date:

Number of
Securities
Underlying
Unexercised
Name	Options

Izhar Armony	22,963
Robert E. Davoli	30,680
Andrew P. Goldfarb	22,963
Ronald T. Maheu	69,592
Rowland T. Moriarty	77,887
Martin Trust	77,052

(9)	The following table presents the fair value of each grant of stock options during the fiscal year ended March 31, 2008 to the non-employee members of our board of directors computed in accordance with SFAS 123(R):

		Number of	Exercise
		Securities	Price of	Grant Date
		Underlying	Options	Fair Value of
		Unexercised	Awarded	Options
Name	Grant Date	Options	($)	($)

Izhar Armony	8/2/2007	6,719	14.00	47,995
Robert E. Davoli	8/2/2007	6,719	14.00	47,995
Andrew P. Goldfarb	8/2/2007	6,719	14.00	47,995
Ronald T. Maheu	8/2/2007	6,719	14.00	47,995
Rowland T. Moriarty	8/2/2007	6,719	14.00	47,995
Martin Trust	8/2/2007	6,719	14.00	47,995

Transactions with related persons

Other than compensation agreements and other arrangements which are described below, since April 1, 2007, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

In our fiscal year ended March 31, 2008, we engaged Lotus Air Travel Services, Inc. as a travel agent incurring fees of approximately $387,000 in connection with services from Lotus Air Travel Services. The managing director of Lotus Air Travel Services, Inc. is the mother-in-law of Mr. Canekeratne.

We believe that we have executed the transaction set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. The transaction set forth above was approved or ratified by our audit committee. In April 2007, our board of directors adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the audit committee, both or neither.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The audit committee of the board of directors has retained the firm of KPMG LLP, independent registered public accountants, to serve as independent registered public accountants for our 2009 fiscal year. KPMG LLP has served as our independent registered public accounting firm since 2004. The audit committee reviewed and discussed its selection of, and the performance of, KPMG LLP for our 2008 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification. If the selection of independent registered public accountants is ratified, the audit committee at its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of us and our stockholders.

The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by KPMG LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with KPMG LLP, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of KPMG LLP attended ten (10) of the twelve (12) meetings of the audit committee in our fiscal year ended March 31, 2008. We expect that a representative of KPMG LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees billed by KPMG LLP

The following table shows the aggregate fees for professional services rendered by KPMG LLP to us during the fiscal years ended March 31, 2008 and 2007.

	2008		2007

Audit Fees	$2,434,000	(1)	$1,346,000	(2)
Audit-Related Fees	—		—
Tax Fees	3,000		3,000
All Other Fees	8,000		7,000

Total	$2,445,000		$1,356,000

(1)	Consists of $1,418,000 of fees related to our registration statement on Form S-1 and our initial public offering which closed on August 8, 2007; and $1,016,000 of annual audit fees for our fiscal year 2008.

(2)	Consists of $682,000 of fees related to our registration statement on Form S-1 as stated above; and $664,000 of annual audit fees for our fiscal year 2007.

Audit fees

Audit fees for both years consist of fees for professional services associated with the annual audits and registration statements.

Audit-related fees

KPMG’s Fees for audit-related services were zero for both 2008 and 2007.

Tax fees

Tax Fees consist of fees for professional services rendered for assistance with international statutory tax compliance. The audit committee has determined that the provision of these services to us by KPMG is compatible with maintaining their independence.

All other fees

All other fees relate to permissible advisory services.

For Proposal 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the current fiscal year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE RATIFICATION OF KPMG LLP
AS VIRTUSA CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR FISCAL YEAR ENDED MARCH 31, 2009.

PROPOSAL 3

RATIFICATION OF THE 2007 STOCK OPTION AND INCENTIVE PLAN
2007 Stock Option and Incentive Plan

Prior to our initial public offering, the board of directors and our stockholders approved the 2007 Stock Option and Incentive Plan (the “2007 Option Plan”). Under pertinent IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”))

under our 2007 Option Plan prior to the earlier of (i) the material modification of our 2007 Option Plan or (ii) our 2011 annual stockholders’ meeting (the “Reliance Period”) are not subject to the cap on the Company’s tax deduction imposed by Section 162(m) of the Code of 1986 with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The board of directors seeks stockholders’ ratification of the 2007 Option Plan so that certain grants made to Covered Employees under the 2007 Option Plan, including stock options, stock appreciation rights, and restricted stock and deferred stock subject to performance-based vesting, will continue to qualify as “performance-based compensation” under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the Company’s tax deduction imposed by Section 162(m) of the Code. If our stockholders do not ratify our 2007 Option Plan, we will either not make grants to Covered Employees under our 2007 Option Plan after the Reliance Period or we will seek stockholder approval of a new stock plan before the end of the Reliance Period.

The material features of our 2007 Option Plan are:

•	In connection with our 2007 Option Plan, 830,670 shares of our common stock have been initially reserved for the issuance of awards under our 2007 Option Plan. Our 2007 Option Plan provides that the number of shares reserved and available for issuance thereunder will automatically increase each April 1, beginning in 2008, by 2.9% of the outstanding number of shares of our common stock on the immediately preceding March 31;

•	The shares issued by us under our 2007 Option Plan will be authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under our Amended and Restated 2000 Option Plan and our 2005 Stock Appreciation Rights Plan (the “Old Plans”) and our 2007 Option Plan are added back to the shares available for issuance under our 2007 Option Plan. Shares tendered or held back upon exercise of an option or settlement of an award granted under our 2007 Option Plan to cover the exercise price or tax withholding are available for future issuance under our 2007 Option Plan;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, and deferred stock is permitted;

•	Any material amendment (other than an amendment that curtails the scope of the 2007 Option Plan) is subject to approval by our stockholders; and

•	Our 2007 Option Plan is administered by the compensation committee of our board of directors. Our compensation committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of our 2007 Option Plan.

Based solely on the closing price of our common stock as reported on the NASDAQ Global Market on March 31, 2008 and the maximum number of shares that would have been available for awards as of such date (and assuming that no outstanding awards under our Old Plans and our 2007 Option Plan are forfeited, cancelled or terminated as of such date), the maximum aggregate market value of the shares that could potentially be issued under our 2007 Option Plan is $4,496,666.

To ensure that certain awards granted under our 2007 Option Plan, including awards of restricted stock and deferred stock, to a Covered Employee qualify as “performance-based compensation” under Section 162(m) of the Code, our 2007 Option Plan provides that our compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria related to objectives of the Company or of a subsidiary, division, operating unit or business segment of the Company or subsidiary in which the relevant participant is employed, such as: (i) the Company’s return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels of the Company or any subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total stockholder return; (v) changes in the market price of the Company’s common stock; (vi) sales or market share; or (viii) earnings per share. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, no more than 958,466 shares may be granted to any one individual during any one fiscal year.

Our board of directors believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the Reliance Period and to preserve our tax deduction for such awards that qualify as “performance-based compensation” under Section 162(m) of the Code.

Vote required

The vote required for the ratification of the 2007 Option Plan is the affirmative vote of a majority of the shares cast (in person or by proxy) and entitled to vote on the proposal. An abstention from voting on the proposal will have the effect of a “no” vote.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE 2007 STOCK OPTION AND INCENTIVE PLAN.

Summary of the 2007 option plan

The following description of certain features of the 2007 Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2007 Option Plan that is attached hereto as Appendix I.

Overview and Evergreen.  Our 2007 Stock Option and Incentive Plan, or 2007 Option Plan, was adopted by our board of directors and approved by our stockholders in May 2007. The 2007 Option Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards and dividend equivalent rights. We initially reserved 830,670 shares of our common stock for the issuance of awards under the 2007 Option Plan. The 2007 Option Plan provides that the number of shares reserved and available for issuance under the plan will be automatically increased each April 1, beginning in 2008, by 2.9% of the outstanding number of shares of common stock on the immediately preceding March 31 or such lower number of shares of common stock as determined by the board of directors. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under the 2007 Option Plan also will be available for future awards. In addition, available shares under our Amended and Restated 2000 Stock Option Plan and 2005 Stock Appreciation Rights Plan, including as a result of the forfeiture, expiration, cancellation, termination or net issuances of awards, are automatically made available for issuance under the 2007 Option Plan.

Plan Administration.  The 2007 Option Plan may be administered by either our compensation committee of at least two non-employee directors, or by our full board of directors. The administrator has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Option Plan. The 2007 Option Plan is currently administered by our compensation committee. Our practice is to have all recommendations of equity awards and approvals or amendments regarding the 2007 Option Plan as approved or recommended by the compensation committee to be voted upon and approved by our board of directors.

Eligibility and Limitations on Grants   All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the 2007 Option Plan, subject to the discretion of our compensation committee. There are certain limits on the number of awards that may be granted under the 2007 Option Plan. For example, no more than 958,466 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period.

Stock Options.  The 2007 Option Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the 2007 Option Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of our common stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 1,661,341 shares.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options maybe accelerated by the compensation committee. Options may be exercised in whole or in part with written notice to the Company.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a “cashless exercise” through a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one fiscal year and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Exercise Price.  The exercise price of stock options awarded under the 2007 Option Plan may not be less than the fair market value of our common stock on the date of the option grant and the term of each option may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2007 Option Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

Stock Appreciation Rights.  Stock appreciation rights may be granted under our 2007 Option Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights.

Restricted Stock.  Restricted stock may be granted under our 2007 Option Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Deferred and Unrestricted Stock.  Deferred and unrestricted stock awards may be granted under our 2007 Option Plan. Deferred stock awards are units entitling the recipient to receive shares of stock paid out on a deferred basis, and are subject to such restrictions and conditions as the administrator shall determine. Our 2007 Option Plan also gives the administrator discretion to grant stock awards free of any restrictions.

Dividend Equivalent Rights.  Dividend equivalent rights may be granted under our 2007 Option Plan. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of shares of stock. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the administrator shall determine.

Cash-based awards.  Cash-based awards may be granted under our 2007 Option Plan. Each cash -based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the administrator determines.

Transfers.  Unless the administrator provides otherwise, our 2007 Option Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Change in Control Provisions.  In the event of a merger, sale or dissolution, or a similar “sale event,” unless assumed or continued by any successor entity, all stock options and stock appreciation rights granted under the 2007 Option Plan will automatically become fully exercisable, all other awards granted under the 2007 Option Plan will become fully vested and non-forfeitable and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the administrator’s discretion. In addition, upon the effective time of any such sale event, the 2007 Option Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or assumptions of outstanding awards.

Duration, Amendment and Termination.  No awards may be granted under the 2007 Option Plan after May 22, 2017. Our board of directors adopted the 2007 Option Plan on May 14, 2007 and the 2007 Option Plan became effective on May 22, 2007, the date it was approved by our stockholders. Awards of incentive options may be granted under the 2007 Option Plan until ten years from the date the 2007 Option Plan was approved by our board of directors. No other awards may be granted under the 2007 Option Plan after the date that is ten years from the date of stockholder approval. In addition, our board of directors may amend or discontinue the 2007 Option Plan at any time and our compensation committee may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in the Company’s stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options or stock appreciation rights. Further, any material amendments to the 2007 Option Plan will be subject to approval by our stockholders, including any amendment that (i) increases the number of shares available for issuance under the 2007 Option Plan, (ii) expands the types of awards available under, the eligibility to participate in, or the duration of, the plan, (iii) materially changes the method of determining fair market value for purposes of the 2007 Option Plan, (iv) is required by the NASDAQ Global Market rules, or (v) is required by the Code to ensure that incentive options are tax qualified.

Tax Withholding.  Participants in the 2007 Option Plan are responsible for the payment of any Federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares to be issued pursuant to an option exercise or other award, making a cash payment to us or subject to approval by the compensation committee, by transferring to us shares having a value equal to the amount of such taxes.

Tax aspects under the code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2007 Option Plan. It does not describe all federal tax consequences under the 2007 Option Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for us for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares ) over the option price thereof, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s deductions

As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2007 Option Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1,000,000 a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). Grants under the 2007 Option Plan through the Reliance Period is exempt from the cap imposed by Section 162(m) of the Code. If stockholders approve Proposal 3, certain grants under the 2007 Option Plan, including stock options, stock appreciation rights, and restricted stock and deferred stock units subject to performance vesting, will qualify as performance-based compensation after the Reliance Period.

2007 option plan benefits

The number of shares that may be granted to the Company’s chief executive officer, executive officers, non-employee directors and non-executive officers under the 2007 Option Plan is not determinable at this time, as such grants are subject to the discretion of the compensation committee. The following table provides information with respect to the number of shares granted under the 2007 Option Plan for the fiscal year ended March 31, 2008

		Options	Average Exercise
Name and Position	Dollar Value	Number	Price

Kris Canekeratne, Chairman and Chief Executive Officer	$714,320	100,000	$14.00
Izhar Armony, Director	$47,995	6,719	$14.00
Robert E. Davoli, Director	$47,995	6,719	$14.00
Andrew P. Goldfarb, Director	$47,995	6,719	$14.00
Ronald T. Maheu, Director	$47,995	6,719	$14.00
Rowland T. Moriarty	$47,995	6,719	$14.00
Martin Trust	$47,995	6,719	$14.00

Equity compensation plan information

For a description of the shares of common stock that may be issued under our existing compensation plans. please see Item 5 — “Market for Our Common Equity, Related Stockholder Matters and Purchases of Equity Securities — Equity Compensation Plan Information”, in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 as filed with the SEC.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2009 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company’s principal executive offices not later than May 29, 2009. Stockholders who wish to make a proposal at the 2009 annual meeting — other than one that will be included in the Company’s proxy statement — must notify us between May 29, 2009 and June 27, 2009. If a stockholder who wishes to present a proposal fails to notify us by June 27, 2009 and such proposal is brought before the 2009 annual meeting, then under the Securities and Exchange Commission’s proxy rules, the proxies solicited by management with respect to the 2009 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581, Attn: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended March 31, 2008.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

HOUSEHOLDING OF PROXY MATERIALS

Our 2008 Annual Report, including audited financial statements for the fiscal year ended March 31, 2008 is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Financial Solutions has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581 Attn: Secretary, (508) 389-7300. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581 Attn: Secretary.

APPENDIX I

VIRTUSA CORPORATION

2007 STOCK OPTION AND INCENTIVE PLAN

Section 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Virtusa Corporation 2007 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Virtusa Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-based Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations, provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

Section 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan.  The Plan shall be administered by the Administrator.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

i. to select the individuals to whom Awards may from time to time be granted;

ii. to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

iii. to determine the number of shares of Stock to be covered by any Award;

iv. to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

v. to accelerate at any time the exercisability or vesting of all or any portion of any Award;

vi. subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

vii. at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options.  Intentionally Deleted.

(d) Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

(e) Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

Section 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 2,600,000 shares, (ii) the number of Shares under the Company’s Amended and Restated 2000 Stock Option Plan and 2005 Stock Appreciation Rights Plan (together, the “Prior Plans”) which are not needed to fulfill the Company’s obligations for awards issued under the Prior Plans as a result of forfeiture, expiration, cancellation, termination or net issuances of awards thereunder, and (iii) on April 1, 2008 and on each April 1 thereafter, an additional number of shares equal to the lower of (A) two and nine tenths percent (2.9%) of the outstanding number of shares of Stock on the immediately preceding March 31, or (B) such lower number of shares of Stock as may be determined by the Board of Directors, in each case subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) (including any such Awards under the Prior Plans) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that (i) Incentive Stock Options may be granted with respect to no more than 2,600,000 shares, plus on each April 1, starting April 1, 2008, an additional number of shares equal to the lesser of (A) two and nine tenths percent (2.9%) of the outstanding number of shares of Stock on the immediately preceding March 31 and (B) 2,600,000 shares of Stock and (ii) Stock Options or Stock Appreciation Rights with respect to no more than 3,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions.  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

(d) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

Section 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Section 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Stock Options Granted to Employees and Key Persons.  The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

i. Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

ii. Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

iii. Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

iv. Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

v. Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Stock Options Granted to Non-Employee Directors.  The Administrator in its discretion may grant Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors. Non-Qualified Stock Options granted pursuant to this Section 5(b) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines,

Non-Qualified Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

i. Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

ii. Exercise; Termination.

(A) Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

(B) Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

Section 6.  STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the Stock Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option).

(b) Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

i. Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

ii. Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

iii. Stock Appreciation Rights may have a term of no more than ten years.

Section 7.  RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the

Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award Agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

Section 8.  DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Section 10.  CASH-BASED AWARDS

(a) Grant of Cash-based Awards.  The Administrator may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

Section 11.  DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12.  TRANSFERABILITY OF AWARDS

(a) Transferability.  Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.  Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member.  For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 13.  TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 14.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution.  Except as provided in Section 14(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

i. Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

ii. Separation from Service.  Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 14(a)(ii) may not be made before the date that is six months after the date of separation from service.

iii. Death.  The date of death of the 409A Award grantee.

iv. Disability.  The date the 409A Award grantee becomes disabled (within the meaning of Section 14(c)(ii) hereof).

v. Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 14(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

vi. Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 14(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b) No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 14(a) hereof, except in the case of one of the following events:

i. Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

ii. Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

iii. Change in Control Event.  The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions.  Solely for purposes of this Section 14 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

i. “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).

ii. “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

iii. “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

Section 15.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 16.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent unless otherwise required by, or necessary to comply with, applicable law. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

Section 17.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 18.  GENERAL PROVISIONS

(a) No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry”

records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel (to the extent the Board deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that an individual make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

Section 19.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Section 20.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: MAY 14, 2007

DATE APPROVED BY STOCKHOLDERS: MAY 22, 2007

Virtusa Corporation
Proxy for Annual Meeting of Stockholders

July 28, 2008

SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Thomas R. Holler and Paul D. Tutun, together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Virtusa Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Virtusa Corporation to be held on Thursday, September 25, 2008 at 9:00 a.m., local time, at the offices of Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 28, 2008, a copy of which has been received by the undersigned.
     THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
SEE REVERSE SIDE
PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED
     ☑ Please mark votes as in this example.
The Board of Directors recommends a vote FOR items 1, 2 and 3.
1.	To elect one member to the board of directors, nominated by the board of directors, to serve for a three-year term as a Class I director, such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR such nominee.

NOMINEE: Robert E. Davoli

For	Withhold
☐	☐

2.	To ratify the selection of the firm of KPMG LLP, as our independent registered public accounting firm, for the fiscal year ending March 31, 2009. The Board recommends a vote FOR this proposal number 2.
☐    FOR            ☐    AGAINST            ☐     ABSTAIN
3.	To ratify the Company’s 2007 Stock Option and Incentive Plan. The Board recommends a vote FOR this proposal number 3.
☐    FOR            ☐     AGAINST            ☐     ABSTAIN
4.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.
☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW